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                                                                       EXHIBIT 1

The undersigned hereby affirms that he or it is individually eligible to use
Schedule 13G and agrees that this Schedule 13G is filed on his or its behalf.

Dated:  February 13, 2004


                                         The Reilly Family Limited Partnership

                                         By:      /s/ Kevin P. Reilly, Jr.
                                             -----------------------------
                                             Name:  Kevin P. Reilly, Jr.
                                             Title: Managing General Partner


                                                  /s/ Kevin P. Reilly, Jr.
                                         ---------------------------------
                                         Kevin P. Reilly, Jr.